OTC FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 95.8%

VeriSign, Inc.*†

8,620

$

__________

324,198

INFORMATION TECHNOLOGY 62.3%

Total Information Technology

__________

485,749,021

Apple, Inc.*

515,330

$

102,076,566

Microsoft Corp.

1,459,180

51,946,808

CONSUMER DISCRETIONARY 13.1%

Google, Inc. — Class A*

57,787

39,958,555

Comcast Corp. — Class A*†

768,290

14,028,975

Qualcomm, Inc.

932,217

36,682,739

Sears Holdings Corp.*†

89,772

9,161,232

Cisco Systems, Inc.*

1,036,400

28,055,348

Amazon.com, Inc.*†

98,420

9,117,629

Research In Motion Ltd.*

242,105

27,454,707

Garmin Ltd.†

93,250

9,045,250

Oracle Corp.*

1,050,706

23,724,942

Bed Bath & Beyond, Inc.*†

243,810

7,165,576

Intel Corp.

756,320

20,163,491

Staples, Inc.

297,880

6,872,092

eBay, Inc.*

391,380

12,989,902

Wynn Resorts Ltd.†

59,680

6,691,918

Nvidia Corp.*

307,007

10,444,378

Expedia, Inc.*†

204,100

6,453,642

Applied Materials, Inc.

466,090

8,277,758

IAC/ InterActiveCorp*†

234,176

6,304,018

Fiserv, Inc.*†

141,830

7,870,147

Starbucks Corp.*†

303,910

6,221,038

Flextronics International

Apollo Group, Inc. — Class

Ltd.*†

634,232

7,648,838

A*†

76,760

5,384,714

Adobe Systems, Inc.*

177,500

7,584,575

Liberty Global, Inc. — Class

KLA-Tencor Corp.†

154,370

7,434,459

A*†

81,960

3,212,012

Xilinx, Inc.†

302,361

6,612,635

Virgin Media, Inc.

169,740

2,909,344

Network Appliance, Inc.*

256,737

6,408,156

EchoStar Communications

Symantec Corp.*†

367,040

5,924,026

Corp.*

76,450

2,883,694

Intuit, Inc.*

185,700

5,869,977

Sirius Satellite Radio, Inc.*†

667,610

2,022,858

Dell, Inc.*

236,130

5,787,546

Liberty Media Corp -

Juniper Networks, Inc.*†

160,110

5,315,652

Interactive*

101,950

1,945,206

Check Point Software

Ross Stores, Inc.

69,284

1,771,592

Technologies Ltd.*†

240,836

5,288,759

Discovery Holding Co. —

Lam Research Corp.*

120,382

5,204,114

Class A*

45,820

__________

1,151,915

Cadence Design Systems,

Inc.*†

293,984

5,000,668

Total Consumer Discretionary

102,342,705

Autodesk, Inc.*

98,240

4,888,422

__________

Electronic Arts, Inc.*†

79,710

4,655,861

Baidu.com - SP ADR*

10,770

4,204,500

HEALTH CARE 12.6%

Altera Corp.

185,580

3,585,406

Gilead Sciences, Inc.*

391,070

17,993,131

Yahoo!, Inc.*†

151,920

3,533,659

Amgen, Inc.*†

275,674

12,802,300

Cognizant Technology

Teva Pharmaceutical

Solutions Corp. — Class

Industries Ltd. — SP

A*

102,140

3,466,632

ADR†

262,692

12,209,924

Sun Microsystems, Inc.*

185,090

3,355,682

Biogen Idec, Inc.*†

172,580

9,823,253

Paychex, Inc.†

79,210

2,868,986

Genzyme Corp.*

102,650

7,641,266

Citrix Systems, Inc.*

69,470

2,640,555

Express Scripts, Inc.*

104,420

7,622,660

Logitech International SA*†

57,180

2,095,075

DENTSPLY International,

Broadcom Corp. — Class

Inc.

128,592

5,789,212

A*†

76,660

2,003,892

Henry Schein, Inc.*†

86,510

5,311,714

Telefonaktiebolaget LM

Intuitive Surgical, Inc.*†

16,110

5,227,695

Ericsson — SP ADR†

60,080

1,402,868

Patterson Cos., Inc.*†

149,161

5,064,016

Tellabs, Inc.*†

187,660

1,227,296

Celgene Corp.*

100,490

4,643,643

Linear Technology Corp.†

29,330

933,574

Sepracor, Inc.*

101,525

2,665,031

Marvell Technology Group

Cephalon, Inc.*†

16,460

__________

1,181,170

Ltd.*

36,050

503,979

SanDisk Corp.*

10,060

333,690

Total Health Care

__________

97,975,015

1

OTC FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Face

Market

Shares

Value

Amount

Value

INDUSTRIALS 4.6%

REPURCHASE AGREEMENTS 4.5%

Paccar, Inc.†

174,410

$

9,501,857

Collateralized by U.S. Treasury

Foster Wheeler Ltd.*

31,570

4,893,982

Obligations

CH Robinson Worldwide,

Mizuho Financial Group, Inc.

Inc.

72,320

3,913,958

issued 12/31/07 at 1.40%

Expeditors International

due 01/02/08

$

19,686,141 $

19,686,141

Washington, Inc.

87,550

3,911,734

Lehman Brothers Holdings,

Joy Global, Inc.

44,660

2,939,521

Inc. issued 12/31/07 at

Cintas Corp.

81,330

2,734,315

1.00% due 01/02/08††

11,978,175

11,978,175

Fastenal Co.†

61,290

2,477,342

Morgan Stanley issued

Ryanair Holdings PLC — SP

12/31/07 at 1.20% due

ADR*†

48,500

1,912,840

01/02/08

3,028,637

__________

3,028,637

Monster Worldwide, Inc.*†

56,670

1,836,108

UAL Corp.*†

47,090

__________

1,679,229

Total Repurchase Agreements

(Cost $34,692,953)

__________

34,692,953

Total Industrials

__________

35,800,886

SECURITIES LENDING COLLATERAL 14.1%

TELECOMMUNICATION SERVICES 1.5%

Investment in Securities Lending Short

Millicom International

Term

Cellular SA*†

38,760

4,571,355

Investment Portfolio Held by

NII Holdings, Inc. — Class

U.S. Bank

110,110,130

__________

110,110,130

B*†

76,450

3,694,064

Level 3 Communications,

Total Securities Lending Collateral

Inc.*†

648,430

1,971,227

(Cost $110,110,130)

__________

110,110,130

Leap Wireless International,

Inc. — Class B*†

27,900

__________

1,301,256

Total Investments 114.4%

Total Telecommunication Services

__________

11,537,902

(Cost $543,981,691)

$

____________

891,690,594

Liabilities in Excess of Other

CONSUMER STAPLES 1.2%

Assets – (14.4)%

$

(112,085,461)

____________

Costco Wholesale Corp.†

99,260

6,924,378

Net Assets – 100.0%

$

779,605,133

Whole Foods Market, Inc.†

57,870

__________

2,361,096

Unrealized

Contracts

Gain (Loss)

Total Consumer Staples

__________

9,285,474

Futures Contracts Purchased

March 2008 Nasdaq 100 Index

MATERIALS 0.4%

Mini Futures Contracts

Sigma-Aldrich Corp.†

53,310

__________

2,910,726

(Aggregate Market Value of

Contracts $27,261,360)

648 $

__________

211,178

Total Materials

__________

2,910,726

Units

ENERGY 0.1%

Equity Index Swap Agreements

Patterson-UTI Energy, Inc.†

65,870

__________

1,285,782

March 2008 Nasdaq 100 Index

Swap, Terminating 03/14/07**

Total Energy

__________

1,285,782

(Notional Market Value

$3,436,288)

1,648 $

(27,985)

Total Common Stocks

(Cost $399,178,608)

__________

746,887,511

2

OTC FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Unrealized

Units

Loss

March 2008 Nasdaq 100 Index

Swap, Terminating 03/28/07**

(Notional Market Value

$2,145,053)

1,029

__________

(56,565)

(Total Notional Market Value $5,581,341)

$

__________

(84,550)

*

Non-Income Producing Security.

Price Return based on Nasdaq 100 Index +/- financing at a

**

variable rate.

All or a portion of this security is on loan at December 31,

†

2007.

All or a portion of this security is pledged as equity index

††

collateral at December 31, 2007.

ADR – American Depository Receipt

3